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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 1996 in the Registration Statement on Form S-1 and related Prospectus of Arthur J. Gallagher & Co. and subsidiaries for the registration of 500,000 shares of its Common Stock.

  We also consent to the incorporation by reference therein of our report with respect to the consolidated financial statement schedule of Arthur J. Gallagher & Co. and subsidiaries for the years ended December 31, 1995, 1994, and 1993 included in the 1995 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          -------------------------------------
                                          Ernst & Young LLP

Chicago, Illinois
March 1, 1996